Exhibit 10.51

Diamond Resorts International, Inc.

Employee Stock Purchase Plan

Effective as of

i

Diamond Resorts International, Inc.

Employee Stock Purchase Plan

INTRODUCTION

The purpose of this Diamond Resorts International, Inc. Employee Stock Purchase Plan (the “Plan”) is to benefit Diamond Resorts International, Inc. (together with its subsidiaries, the “Company”) by offering eligible employees a favorable opportunity to become stockholders of the Company over a period of years, thereby giving them a proprietary interest in the growth and prosperity of the Company and encouraging the continuance of their dedicated service to the Company (or its parent or any subsidiary).

Pursuant to this Plan, 366,471 shares of authorized but unissued common stock, $0.001 par value, of the Company (“Common Stock”) may be offered for sale to eligible employees (as determined under Section 2 of this Plan) through periodic offerings to be made during the period commencing                      (the “Effective Date”), and ending at such time as no shares of Common Stock remain authorized for issuance hereunder. The Plan will be implemented by making four (4) offerings annually of the Common Stock (the “Offerings” and individually, an “Offering”), beginning on the fifteenth day of the second calendar month of each calendar quarter, with each Offering terminating on the fourteenth day of the second calendar month of the following calendar quarter (“Offering Period”). The aggregate maximum number of shares of Common Stock issued in each Offering shall not exceed                  shares of Common Stock. If, based on the restriction set forth in the preceding sentence, the number of shares of Common Stock purchasable during any Offering Period is reduced, the available shares of Common Stock shall be allocated by the Committee pro rata based on the amount of each eligible employee’s Base Compensation deducted pursuant to Section 5 hereof during such Offering Period.

The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”).

Now, therefore, the Company agrees as follows:

Section 1. Committee. Unless another committee is appointed by the Company’s Board of Directors (the “Board”), the Plan will be administered by a committee of the Board, as determined by the Board (the “Committee”). The Committee’s interpretations and decisions with regard to the Plan shall be final and conclusive.

Section 2. Eligibility. All employees of the Company, who are employed by the Company for at least twenty (20) hours per week on a continuous basis on the first date of any Offering Period shall be eligible to participate in the Plan, except that the following classes of employees shall not be eligible:

2.1.	any employee who would, immediately after the grant of an option under the Plan, own Company stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company; and

2.2.	any employee who is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual is also a citizen of the United States or a resident alien therein), but only if either (i) an Offering is prohibited under the laws of such foreign jurisdiction, or (ii) compliance with the laws of such foreign jurisdiction would violate the requirements of Section 423 of the Code.

In determining an employee’s employment for purposes of this Plan, such employee’s employment with any business entity, the assets, business, stock or product line of which is acquired by the Company through purchase, merger or otherwise, will be deemed to be employment with the Company. For purposes of Section 2.1, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase pursuant to outstanding options issued hereunder or otherwise shall be treated as stock owned by the employee. For purposes of this Plan, a subsidiary of the Company shall mean a “subsidiary corporation” as defined in Section 424(f) of the Code, and a parent of the Company shall mean a “parent corporation” as defined in Section 424(e) of the Code.

Section 3. Offerings. The Company will make four (4) annual Offerings to employees to purchase stock under this Plan. Each Offering Period shall be three (3) months in duration (beginning on the fifteenth day of the second calendar month of each calendar quarter (i.e., February 15, May 15, August 15, and November 15) and ending on the fourteenth day of the second calendar month of the following calendar quarter (i.e., May 14, August 14, November 14, and February 14)), during which the amounts of Base Compensation (as defined below) directed pursuant to Section 4 by an employee shall constitute the measure by which the employee’s participation in the Offering is based. For all purposes of this Plan, “Base Compensation” shall mean cash payments on account of the employee’s employment with the Company, and shall include regular wage or salary payments only. Overtime premium, shift pay for Saturday, Sunday or holiday work, emergency call-in cash payments, bonuses, commissions and all other non-regular compensation, if any, shall be excluded from Base Compensation for both salaried and hourly employees.

Each Offering shall be made available to all eligible employees with equal rights and privileges (as described in Treasury Regulations Section 1.423-2(f)(1)).

No employee may be granted an option hereunder which permits such employee a right to purchase Common Stock under this Plan, and any other stock purchase plan of the Company, to accrue at a rate which exceeds $25,000 (the “Maximum Amount”) based on the fair market value of such Common Stock (determined as of the first day of each Offering Period) for each calendar year in which the Offering is outstanding at any time. For purposes of the Plan, the Maximum Amount set forth in the preceding sentence is intended to match the limitations set forth in Section 423(b)(8) of the Code and Treasury Regulations Section 1.423-2(i). In the event such Code Section or Treasury Regulation Section is modified, the modified dollar limitation set forth in such section shall replace the Maximum Amount.

Section 4. Participation. Subject to Section 7, an employee eligible on the first day of any Offering Period may participate in such Offering by completing and forwarding a payroll deduction authorization form to the Human Resources Department prior to the first day of such Offering Period. Such form will authorize a regular payroll deduction from the employee’s direct, after-tax Base Compensation. The form will specify the date on which such deduction is to commence, which shall be the first day of the next Offering Period. An employee’s authorization and election will be irrevocable and may not be retroactive.

Section 5. Payroll Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in terms of whole number percentages from a minimum of 1% up to a maximum of 10% of the gross, pre-tax Base Compensation an employee receives during the Offering Period. Notwithstanding the foregoing, in no event may more than one-fourth (1/4) of the Maximum Amount (the “Quarterly Maximum”) be deducted from an employee’s Base Compensation for each Offering Period.

Section 6. Deduction Terminations. An employee may terminate his or her payroll deduction at any time by completing a payroll deduction termination form. Such termination will not become effective sooner than the first day of the next Offering Period after receipt of the form by the Human Resources Department.

Section 7. Participation After Termination of Deductions. If an employee terminates payroll deductions in accordance with Section 6, he or she may thereafter resume participation again only upon completing and forwarding a new payroll deduction authorization form to the Human Resources Department prior to the first day of the next Offering Period (or the first day of any Offering Period thereafter).

Section 8. Purchase of Shares. Each employee participating in any Offering under this Plan will be granted an option, upon the effective date of such Offering, for as many full shares of Common Stock as can be purchased by such employee, which shall equal the amount of payroll deduction elected by the employee during the specified Offering Period, but not to exceed the Quarterly Maximum. In the event there are any fractional shares of Common Stock remaining, the option will be rounded down to the next closest full share of Common Stock, and remaining amounts will be returned to the employee in the next administratively-feasible payroll of the Company. Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be purchased by an employee with respect to any Offering Period shall not exceed the number obtained by applying the following formula: The Quarterly Maximum divided by A, where “A” equals the fair market value (as defined in Section 11) of a share of Common Stock on the first or last day of such Offering Period, whichever is lower.

Section 9. Purchase Price of Shares. The purchase price for each share of Common Stock purchased with funds allocated from payroll deductions in accordance with Section 8 will be ninety-five percent (95%) of the fair market value (as defined in Section 11) of the Common Stock as of the last day of the Offering Period. Such price shall hereinafter be referred to as the “Subscription Price.” Each option shall be automatically exercised at the Subscription Price at the end of the Offering Period. The employee’s account shall be charged for the amount of the purchase price, and ownership of such shares of Common Stock shall be appropriately entered in the books of the Company. The Company, in its sole discretion, shall either (a) credit the shares of Common Stock to the employee in a book entry on the records kept by the Company’s stockholder record keeper, or (b) cause to be issued certificates for shares of Common Stock.

A participating employee may not purchase a share under any Offering beyond 60 months from the effective date thereof. Any balance remaining in an employee’s payroll deduction account at the end of an Offering Period shall be returned to the employee.

Section 10. Registration of Certification. Any certificates issued to an employee may be registered only in the name of the employee or, if the employee so indicates on the employee’s payroll deduction authorization form, in the employee’s name jointly with a member of the employee’s family, with right of survivorship.

Section 11. Fair Market Value. The “fair market value” for a share of Common Stock for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and ask prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock not then listed or admitted to trading on any national securities exchange, the last quoted sale price on such date or, if not so quoted, the average of the high bid and low asked prices, in the over-the-counter market, as reported by Bloomberg or such other organization then in use or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares of Common Stock selected by the Committee. If such prices are not available on a given day, then the Committee may use the prices of the Common Stock on the next preceding trading day for which such prices are available.

Section 12. Required Holding Period. Shares purchased under the Plan may not be assigned, transferred, pledged, or otherwise disposed of until after the completion of a period of time, if any, set forth in writing by the Committee prior to the first day of any Offering Period during which the shares of Common Stock may be acquired (such period, the “Holding Period”). The same Holding Period (if any) shall apply for all shares of Common Stock acquired during an applicable Offering Period. The foregoing restriction will lapse with respect to any participant in the event of the death of such participant.

Section 13. Rights as a Stockholder.

13.1.	Until either the Company has (a) issued or delivered any certificates for shares of Common Stock, or (b) caused a book entry related to the shares of Common Stock to be entered on the records of the Company’s stockholder record keeper, none of the rights or privileges of a stockholder of the Company shall exist with respect to shares of Common Stock purchased under this Plan.

13.2.	Any dividends paid by the Company with respect to shares of Common Stock purchased under this Plan shall be paid to the employee in the same form as such dividends are paid to other stockholders of the Company, and shall not be used to purchase additional shares of Common Stock hereunder.

Section 14. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s retirement, death or termination of employment (other than an authorized leave of absence), no payroll deduction shall be taken from any pay due and owing to an employee at such time, and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, to the employee’s estate, as soon as practicable thereafter. Upon any of the above described events, any of the employee’s outstanding options shall be automatically terminated.

Section 15. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and, during the employee’s lifetime, said rights are exercisable only by the employee.

Section 16. Application of Funds. All funds received or held by the Company under this Plan may be used for any corporate purpose, and the Company shall not be obligated to segregate any payroll deductions. No interest shall be allocated to the payroll deductions credited to an employee’s account under the Plan.

Section 17. Adjustment in Case of Changes Affecting Company Stock. The number of shares of Common Stock subject to the Plan and to Offerings granted under the Plan shall be adjusted as follows: (a) in the event that the outstanding Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares of Common Stock subject to the Plan and to Offerings theretofore granted thereunder shall be proportionately adjusted to reflect such change; (b) in the event of any merger or consolidation of the Company with any other company or companies, the Committee may, in its sole discretion, elect to accelerate any rights to purchase Common Stock under this Plan and/or terminate such rights, provided, however, that such determination must comply with the requirements set forth in Section 423 of the Code; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee may provide for an equitable adjustment in the number of shares of Common Stock subject to the Plan, whether or not then subject to outstanding Offerings. In the event of any such adjustment, the Subscription Price per share shall be appropriately adjusted.

Section 18. Amendment of the Plan. The Committee may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of the Board and the approval of the holders of a majority of the voting power of the shares of stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made which (a) increases or decreases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an increase merely reflecting a change in the number of outstanding shares of Common Stock, such as a stock dividend or stock split), (b) changes the designation of companies whose employees may be offered options under the Plan, (c) changes the company or the stock available for purchase under the Plan, or (d) requires the approval of the stockholders pursuant to applicable law or the rules of any national securities exchange on which the Common

Stock is traded. Said stockholder approval must be obtained within 12 months of the amendment’s adoption by the Board. Notwithstanding the foregoing, unless such stockholder approval is required by applicable law rules of any national securities exchange on which the Common Stock is traded, no stockholder approval of an amendment to the Plan will be required to the extent such amendment is intended to cause the Plan to remain compliant with applicable law.

Section 19. Termination of the Plan. This Plan and all rights of employees under any Offering pursuant to the Plan hereunder shall terminate:

19.1.	on the day that participating employees become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares of Common Stock remaining available for purchase. If the number of shares of Common Stock so purchasable is greater than the shares of Common Stock remaining available, the available shares of Common Stock shall be allocated by the Committee on a pro rata basis of each eligible employee’s Base Compensation deducted pursuant to Section 5 hereof during the Offering Period; or

19.2.	at any time, at the discretion of the Board.

Upon termination of this Plan, except as provided under Section 19.1, all amounts in the accounts of participating employees shall be refunded as soon as practicable thereafter.

Section 20. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of the Common Stock.

Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares of Common Stock subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares of Common Stock thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable by the Company.

Section 21. Stockholder Approval. No options shall be exercised or shares of Common Stock issued hereunder before the Plan shall have been approved by the stockholders of the Company. Such approval must be obtained within 12 months before or after the date the Plan is adopted, and shall comply with all applicable laws and the requirements of Section 423 of the Code.

Section 22. No Employment Rights. The Plan does not provide any employment rights to any employee, and it shall not be deemed to interfere in any way with the right of the Company to terminate, or otherwise modify, an employee’s employment at any time.

Section 23. Applicable Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, other than its law respecting choice of laws, and applicable federal law. Venue shall be in, and subject to the jurisdiction of, the courts of the State of Delaware or a Federal Court located in the State of Delaware (as may be appropriate).

Section 24. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”), shall comply with the applicable provisions of Rule 16b-3 issued under Section 16 (or any successor rule). This Plan shall be deemed to contain, such options shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by such Rule 16b-3 to qualify for the maximum exemption from Section 16 with respect to Plan transactions.

Section 25. Plan Administration. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims under the Plan. All notices or other communications hereunder shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

This Diamond Resorts International, Inc. Employee Stock Purchase Plan is adopted this      day of             , 2013.

DIAMOND RESORTS INTERNATIONAL, INC.

By:

Name:

Its: